                                          A REGISTRATION STATEMENT HAS BEEN
                                          FILED WITH THE SECURITIES AND EXCHANGE
                                          COMMISSION IN CONNECTION WITH THE
                                          EXCHANGE OFFER. THE COMPLETION OF THE
                                          EXCHANGE OFFER IS DEPENDENT UPON THE
                                          REGISTRATION STATEMENT BECOMING
                                          EFFECTIVE.

                           KELLSTROM INDUSTRIES, INC.

                                     NOTICE
                              DATED MARCH 8, 2001

                                  TO EXCHANGE
                                THE OUTSTANDING
         5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2002 AND
            5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2003
                         OF KELLSTROM INDUSTRIES, INC.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 5, 2001 UNLESS IT IS EXTENDED BY KELLSTROM INDUSTRIES (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

TO OUR CLIENTS:

     Enclosed for your consideration is a Preliminary Prospectus and Exchange Offer dated March 8, 2001 (the "Preliminary Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Kellstrom Industries, Inc. ("Kellstrom Industries") to exchange:

     - $1,000 in principal amount of new 8 1/2% senior subordinated notes due March 31, 2008 of Kellstrom Industries (the "new 8 1/2% senior subordinated notes") for each $1,000 in principal amount of the old
       5 3/4% convertible subordinated notes due October 15, 2002 (the "old
       5 3/4% junior subordinated notes") or the old 5 1/2% convertible subordinated notes due June 15, 2003 (the "old 5 1/2% junior subordinated notes," and together with the old 5 3/4 junior subordinated notes, the "old notes") that you tender, up to a maximum of $30,000,000 in aggregate principal amount of old notes; or

     - $1,000 in principal amount of new 6% convertible subordinated notes due December 31, 2008 of Kellstrom Industries (the "new 6% convertible subordinated notes," and together with the new 8 1/2% senior subordinated notes, the "new notes") for each $1,000 in principal amount of the old notes that you tender, as described in the Preliminary Prospectus under the caption "The Exchange Offer -- Terms of the exchange offer."

     No more than $30 million principal amount of new 8 1/2% senior subordinated notes will be issued in exchange for old notes. The balance of the old notes tendered for the 8 1/2% note option over $30 million will be exchanged for new 6% convertible subordinated notes.

     If more than 75% of either series of old notes, but less than 75% of the other series of old notes, is tendered in the offer, then the new 8 1/2% senior subordinated notes will be issued, on a first priority basis, in exchange for old notes which are tendered for the 8 1/2% note option from the series which has at least 75% participation in the offer. If at least 75% of each series of old notes is tendered in the offer, then the new 8 1/2% senior subordinated notes will be issued, on an equal and proportionate basis, in exchange for all old notes which are tendered for the 8 1/2% note option.

     To receive the maximum amount of new 8 1/2% senior subordinated notes, you must tender all of your old notes for new 8 1/2% senior subordinated notes.

     Kellstrom Industries will pay in cash all accrued and unpaid interest on all old notes accepted in the Exchange Offer through, but not including, the date of acceptance.

     This material is being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A tender of such old notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, according to the terms and conditions described in the enclosed Preliminary Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the Exchange Offer. Any old notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all old notes.

     2. The Exchange Offer is subject to the conditions described in the Preliminary Prospectus in the section captioned "The Exchange
Offer -- Conditions to, and amendment of, the exchange offer."

     3. Any transfer taxes incident to the transfer of old notes from the holder to Kellstrom Industries will be paid by Kellstrom Industries, except as otherwise provided in the instructions to the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on April 5, 2001 unless extended by Kellstrom Industries.

     If you wish to have us tender some or all of your old notes, please instruct us by completing, executing and returning to us the instruction form on the back of this notice. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender old notes.

     You may withdraw tenders of old notes at any time before the Expiration Date of the Exchange Offer, but the new notes will not be issuable in exchange for old notes so withdrawn. Any permitted withdrawal of old notes may not be rescinded, and any old notes properly withdrawn will afterwards be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn old notes may, however, be re-tendered by again following one of the appropriate procedures described in the Preliminary Prospectus at any time before the Expiration Date of the Exchange Offer.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Kellstrom Industries with respect to the old notes.

     This will instruct you to tender the old notes indicated below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Preliminary Prospectus and related Letter of Transmittal.

---------------------------------------------------------------------------------------------
                OLD 5 1/2% JUNIOR SUBORDINATED NOTES THAT ARE TO BE TENDERED.
---------------------------------------------------------------------------------------------
 Principal Tendered:                           Form of New Notes:
---------------------------------------------------------------------------------------------
 $                                             New 8 1/2% senior subordinated notes
---------------------------------------------------------------------------------------------
 $                                             New 6% convertible subordinated notes
---------------------------------------------------------------------------------------------
 Total Principal Tendered: $
---------------------------------------------- ----------------------------------------------

---------------------------------------------------------------------------------------------
                OLD 5 3/4% JUNIOR SUBORDINATED NOTES THAT ARE TO BE TENDERED.
---------------------------------------------------------------------------------------------
 Principal Tendered:                           Form of New Notes:
---------------------------------------------------------------------------------------------
 $                                             New 8 1/2% senior subordinated notes
---------------------------------------------------------------------------------------------
 $                                             New 6% convertible subordinated notes
---------------------------------------------------------------------------------------------
 Total Principal Tendered: $
---------------------------------------------- ----------------------------------------------

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                                PLEASE SIGN HERE
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                                  (Signature)

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                             Name(s) (Please Print)

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                                    Address

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                                    Zip Code

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                          Area Code and Telephone No.

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                             Area Code and Fax No.

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                   Tax Identification or Social Security No.

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                           My Account Number with You

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                                      Date

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